Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

for

5.25% Senior Notes Due 2014

of

American Axle & Manufacturing, Inc.

Guaranteed By

American Axle & Manufacturing Holdings, Inc.

         As set forth in the prospectus, dated March         , 2004 (the “Prospectus”), of American Axle & Manufacturing, Inc. (“AAM, Inc.”) and American Axle & Manufacturing Holdings, Inc. (“Holdings” and, together with AAM, Inc., the “Company”), and in the accompanying Letter of Transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Company’s exchange offer (the “Exchange Offer”) to exchange all of its outstanding 5.25% Senior Notes due 2014 guaranteed by Holdings (the “Old Notes”) if (i) certificates representing such Old Notes to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Old Notes or other required documents to reach the Exchange Agent prior to the Expiration Date or (iii) procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,                        , 2004 UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

Delivery To:

BNY MIDWEST TRUST COMPANY, EXCHANGE AGENT

By Hand, Mail or Overnight Courier:

Bank of New York
Corporate Trust Department
Reorganization Unit
101 Barclay Street — 7 East
New York, New York 10286
Attention: Bernard Arsenec

For Information Call: (212) 815-5098	By Facsimile: (for eligible institutions only) (212) 298-1915 Attention: Bernard Arsenec	Confirm Receipt of Facsimile by Telephone: (212) 815-5098

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in “The Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus.

PLEASE SIGN AND COMPLETE

Principal Amount of Old Notes Tendered (must be in denominations of principal amount of $1,000 and any integral multiple thereof):*	Name(s) of Registered Holder(s):

Certificate Numbers of Old Notes (if available):	Address including Zip Code:

If Old Notes will be delivered by book entry transfer at The Depository Trust Company, insert Account No.:	Telephone Number including Area Code:

Signature(s) of Registered Owner(s) or Authorized Signatory:

Date:

      This Notice of Guaranteed Delivery must be signed by the Holder(s) of Old Notes exactly as its (their) names(s) appear on certificates for old notes or a security position listing as the owner of unregistered senior securities, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES):

Name(s):

Taxpayer Identification or Social Security Numbers(s):

Capacity:

Address(es):

Do not send Old Notes with this form. Old Notes should be sent to the Depositary together with a properly completed and duly executed Consent and Letter of Transmittal.

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GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “Eligible Guarantor Institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Old Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Old Notes into the Exchange Agent’s account at DTC pursuant to the procedures set forth in “The Exchange Offer-Guaranteed Delivery Procedures” section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Title

Name: (Please Type or Print)

Dated:

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INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

      1.       Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

      2.      Signatures of this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes. If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Old Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility’s security position listing. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing.

      3.          Requests for assistance or additional copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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